Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of August 8, 2025, is made and entered into by and between HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), U.S. Bank National Association, as Agent and representative of itself as a Buyer and the other Buyers (the “Agent” and sometimes “U.S. Bank”), and the other Buyers.
RECITALS:
A.    The Seller and the Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of September 20, 2024 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Seller and the Agent now desire to waive an event of default under the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.    Amendments.
2.1.    Section 1.2 of the Repurchase Agreement is amended by deleting the definition for “HUD Compare Ratio” and by adding or amending, as applicable, the following definitions:
“Buyers’ Margin Percentage” means:
(i)    for all Purchased Loans except Mortgage Loans (USBHM), Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, High LTV Mortgage Loans, and Second Mortgage Loans (USBHM), ninety-eight percent (98%);
(ii)    for Mortgage Loans (USBHM), other than Second Mortgage Loans (USBHM), ninety-nine percent (99%);
(iii)    for Second Mortgage Loans (USBHM), ninety-eight percent (98%).
(iv)    for other Jumbo Mortgage Loans, ninety-five percent (95%);
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(v)    for other Super Jumbo Mortgage Loans, ninety-five percent (95%); and
(vi)    for High LTV Mortgage Loans, ninety-three percent (93%).
“Custody Agreement” means the Amended and Restated Custody Agreement dated September 20, 2024.
“Default Pricing Rate” means, on any day and with respect to any Transaction, a rate per annum equal to the otherwise applicable Pricing Rate plus two percent (2.0%) per annum.
“Effective Date” means September 20, 2024.
“Fee Letter” means the Fee Letter from the Agent to the Seller dated September 20, 2024, as it may be further amended, restated or otherwise modified from time to time.
“SOFR Margin” means 1.65%.
“Termination Date” means the earlier of (a) August 5, 2026, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2.    Transaction Sublimits. Section 4.2(b) of the Repurchase Agreement is amended and restated in its entirety as follows:
(b)    The outstanding Purchase Prices of all Purchased Loans that are Wet Loans shall not exceed (x) seventy-five percent (75%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) forty percent (40%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).
2.3.    Facility Fee. Section 9.1 of the Repurchase Agreement is amended and restated by replacing the reference to “ten one hundredths of a percent (0.10%)” with “seven and one half one hundredths of a percent (0.075%)”.
2.4.    Financial Officer’s Certificate. Section 16.3(c) of the Repurchase Agreement is amended and restated in its entirety as follows:
(c)    Financial Officer’s Certificate. Together with each of the monthly and annual Financial Statements required by Sections 16.3(a), and 16.3(b) above, a certificate of the Seller’s vice president-finance or other acceptable person in the form of Exhibit C, among other things, (i) setting forth in reasonable detail all calculations necessary to show whether the Seller is in compliance with the requirements of Sections 17.12, 17.13, 17.14 and 17.15 of this Agreement or, if the Seller is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Seller proposes to take with respect thereto and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, and that he or she has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Seller during the accounting period covered by such Financial Statements and that such review does not disclose the existence during or at the end of such accounting period and that such officer does not have knowledge of the existence as of the date of the Officer’s Certificate of any Event of Default or Default or, if any Event of Default or Default existed or exists, specifying the nature and period of its existence and what action the Seller has taken, is taking and proposes to take with respect to it.

2.5.    Notice of Suits, Etc. and Notice. Section 16.10(f)(ii) of the Repurchase Agreement is amended and restated in its entirety as follows:
(ii)    [Reserved];
2.6.    No Merger. Section 17.1 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.1. No Merger. Neither the Seller nor any Subsidiary shall merge or consolidate with or into any Person, except that, the Seller or any Subsidiary may merge or consolidate with or into any Person, with the Seller being the surviving entity thereof (or such Subsidiary being the surviving entity thereof, in the case of a merger not involving the Seller), so long as (a) no Default or Event of Default would occur as a result thereof, and (b) no Change of Control would occur as a result of any such merger or transaction.
2.7.    Limitation on Debt and Contingent Indebtedness. Section 17.2 of the Repurchase Agreement is amended by:
(i) amending and restating subsection (c) as follows:
(c)    Debt under a mortgage warehousing facility, mortgage repurchase facility or off-balance sheet indebtedness under another financing arrangement;
(ii) and by adding new subsection (f) as follows:
(f)    other Debt in an aggregate amount at any time outstanding not greater than $5,000,000.
2.8.    Loans, Advances, and Investments. Subsection (e) of Section 17.5 of the Repurchase Agreement is amended and restated in its entirety as follows:

(e)    promissory notes of MDC Holdings, Inc. and its subsidiaries issued in support of Permitted Letters of Credit;
2.9.    Liens. Section 17.8 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.8 Liens.     The Seller shall not grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Mortgage Notes or any property related thereto, including but not limited to the Mortgages securing such Mortgage Notes and the proceeds of the Mortgage Notes, unless such Liens are the subject of an intercreditor agreement in form and substance satisfactory to the Agent, other than: (a) Liens under warehouse or repurchase facilities under Section 17.2(c), (b) Liens granted to the Buyers under Section 10 and (c) Liens related to deposits and other Liens to secure the performance of bids, government, trade, and other similar contracts (other than for borrowed money), leases, subleases, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.
2.10.    Adjusted Tangible Net Worth Ratio. Section 17.13 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.13 Adjusted Tangible Net Worth Ratio. At all times, the ratio of (i) Total Liabilities to (ii) the Adjusted Tangible Net Worth shall not be more than 15.0 to 1.0.
2.11.    Events of Default. Sections 18.1(f) and 18.1(l) of the Repurchase Agreement are amended by replacing references to “One Million Dollars ($1,000,000)” with “Five Million Dollars ($5,000,000)”.
2.12.    Exhibit and Schedule. Exhibit C , Schedule AI, and Schedule BP to the Repurchase Agreement are amended and restated in their entireties as set forth on Exhibit C, Schedule AI, and Schedule BP attached hereto.
Section 3.    Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the delivery to the Agent of, and compliance by the Seller with, the following
3.1.    this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original of each such document;
3.2.    a copy of the corporate resolution (or equivalent thereof) of the Seller authorizing the execution, delivery, and performance of the Repurchase Documents, certified as of the date of this Agreement by the Secretary or an Assistant Secretary of the Seller, or a certification by the Secretary or an Assistant Secretary of the Seller that the copy of the corporate resolution previously delivered on September 12, 2016 has not changed since then delivered;

3.3.    an incumbency certificate showing the names and titles and bearing the signatures of the officers of the Seller authorized to execute the Repurchase Documents, certified as of the date of this Agreement by the Secretary or an Assistant Secretary of the Seller;
3.4.    a copy of the bylaws of the Seller certified as of the date of this Agreement by the Secretary or an Assistant Secretary of the Seller, or a certification by the Secretary or an Assistant Secretary of the Seller that the bylaws of the Seller delivered on or about November 12, 2008 have not changed since then delivered;
3.5.    a copy of the Articles of Incorporation of the Seller with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Agent in its sole discretion, or a certification by the Secretary or an Assistant Secretary of the Seller that the Articles of Incorporation of the Seller with all amendments thereto delivered on or about November 12, 2008 have not changed since then delivered; and
3.6.    a certificate of good standing (or the equivalent thereof) for the Seller in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date acceptable to the Agent in its sole discretion.
Section 4.    Miscellaneous.
4.1.    Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2.    Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and (c) the Seller is not aware of any action or causes of action, suits, claims, demands, judgments, damages, levies, and executions with respect to the Repurchase Documents, the administration of the Repurchase Documents, the negotiations relating to this Amendment and the other Repurchase Documents executed in connection with this Amendment and any other instruments and agreements executed by the Seller in connection with the Repurchase Documents or this Amendment, in each case, which exist as of the date hereof .
4.3.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
4.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.
4.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
4.7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.8.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.
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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER:
HOMEAMERICAN MORTGAGE CORPORATION,
as Seller

By:    /s/ Clare Wilson
Name:    Clare Wilson
Title:    Vice President, Treasurer

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:    /s/ Rodney S. Davis
Name:    Rodney S. Davis
Title:    Senior Vice President
[Signature Page to First Amendment to Second A&R Master Repurchase Agreement]

EXHIBIT C
TO Master Repurchase Agreement

FORM OF FINANCIAL OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE
AGENT:    U.S. Bank National Association
SELLER:    HomeAmerican Mortgage Corporation
SUBJECT PERIOD:      ended     , 20___
DATE:     , 20___
This certificate is delivered to the Agent and the Buyers under the Second Amended and Restated Master Repurchase Agreement dated as of September 20, 2024 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
The undersigned officer of the Seller certifies to the Agent that on the date of this certificate that:
1.The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.
2.The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim i.e., other than annual Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date.
3.The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a)    except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;
(b)    no event has occurred which could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c)    the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;
(d)    no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
(e)    compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14 and 17.15 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.

HOMEAMERICAN MORTGAGE CORPORATION

By:
Name:
Title:

2

ANNEX A TO OFFICER’S CERTIFICATE
1.Describe deviations from compliance with obligations, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:
2.Describe Defaults or Events of Default, if any — clause 3(d) of attached Officer’s Certificate — if none, so state:
3.Provide the following calculations:
(a)    Section 17.12. The Seller’s Adjusted Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $21,000,000.)
Adjusted Tangible Net Worth

Consolidated Assets:	$ _________________
Minus Debt:	$ __________________
Minus Contingent Indebtedness:	$ __________________
Minus Intangible Assets (excluding Capitalized Servicing Rights):	$ __________________
Minus Receivables from Affiliates:	$ _________________
ADJUSTED TANGIBLE NET WORTH:	$ __________________

(b)    Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth of the Seller on a consolidated basis with its Subsidiaries, measured monthly is ___ to 1.0 (the maximum ratio under Section 17.13 is 15.00:1.00.)
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Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$ ____________
Adjusted Tangible Net Worth:	$ ____________
LEVERAGE RATIO:	_____ To 1

(c)    Section 17.14. The Seller’s GAAP net income for the twelve (12) consecutive months ended ________, 20___ is $______(the minimum under Section 17.14 is $1.00.)
(d)    Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Purchase Value of the Purchased Loans), as of __________________, 20___ was $_____________ (the minimum under Section 17.15 is $14,000,000).
Liquidity

Unencumbered cash and cash equivalents:	$ _______________
Plus Unused availability against Purchased Loans (Purchase Value – Purchase Price):	$ _______________
LIQUIDITY:	$ _______________

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    4. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Approved Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as provided pursuant to Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person.

	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016

Loan Repurchase Requests
Reserve amount
Loan Repurchase Requests (net)

Reserve policy

Loan Repurchases
Reserve amount
Loan Repurchases (net)

Reserve policy

Loans Held for Investment
Reserve amount
Loans Held for Investment (net)

LHFI reserve policy

REO
Reserve amount
REO (net)

REO reserve policy

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SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT
APPROVED INVESTORS

AI-1

SCHEDULE BP
TO MASTER REPURCHASE AGREEMENT

LIST OF BASIC PAPERS
The following are the Basic Papers for Purchased Loans:
(a)    the original Mortgage Note, bearing all intervening endorsements to negotiate it from the original payee named therein to the Seller and endorsed by the Seller as follows:
Pay To The Order Of
Without Recourse
______________________________

HOMEAMERICAN MORTGAGE CORPORATION
[signature]
[name, title]

Provided that in the case of eNotes, satisfaction of the eNote Delivery Requirements shall be substituted for the delivery of the original Mortgage Note.
(b)    the recorded original or a Certified Copy of the power of attorney for each maker of the Mortgage Note who (if any) did not personally execute the Mortgage Note and for whom the Mortgage Note was executed by an attorney-in-fact;
(c)    the recorded original or a Certified Copy of the Mortgage securing such Mortgage Note; provided that no copy of the Mortgage is required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System;
(d)    originals or Certified Copies of all intervening assignments (if any) reflecting a complete chain of assignment of such Mortgage from the original mortgagee to the Seller; provided that intervening assignments are not required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System; and
(e)    the signed original of a Mortgage Assignment assigning the Mortgage in blank in a form that is complete so as to be recordable in the jurisdiction where the Mortgaged Premises are located without the need for completion of any blanks or supplying of any other information; provided that no Mortgage Assignment is required for any Mortgage that has been originated in the name of MERS and registered under the MERS® System with U.S. Bank at Interim Funder.